UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2020

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CFG	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	CFG PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E	CFG PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Citizens Financial Group, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on April 23, 2020.

At the Annual Meeting, as described below, the stockholders of the Company approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to (i) enable stockholders who hold at least 25% of the voting power of the Company’s outstanding shares of common stock to call a special meeting of stockholders, subject to the requirements and procedures set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”) and (ii) remove non-operative provisions relating to the Company’s former parent. In connection with these amendments to the Company’s Certificate of Incorporation, the Board of Directors amended and restated the Company’s Bylaws, as of the effective date of the amendments to the Certificate of Incorporation, to set forth in Article 2, Section 2.03 thereof, certain requirements and procedures with respect to the right of stockholders to call a special meeting, a copy of which is included as Exhibit 3.2 to this filing and incorporated herein by reference. The Bylaws and Certificate of Incorporation were also amended to make certain related administrative or conforming revisions.

On April 23, 2020, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation including the amendments described above, a copy of which is included as Exhibit 3.1 to this filing and incorporated herein by reference.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on April 23, 2020, the Company’s stockholders: (i) elected all of the Company’s nominees for director for a one-year term expiring at the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified, (ii) approved the advisory vote on executive compensation, (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for 2020, (iv) approved amendments to the Company’s Certificate of Incorporation to provide stockholders with the right to call special meetings under certain circumstances, and (v) approved amendments to the Company’s Certificate of Incorporation to remove non-operative provisions relating to the Company’s former parent. The following sets forth the number of votes cast for and against each director nominee and each other matter voted upon at the Annual Meeting. In addition, the following sets forth the number of abstentions and broker non-votes with respect to each director nominee and each other matter, as applicable.

1.	Election of Directors:

	Shares For	Shares Against	Shares Abstain	Broker Non- Votes
Christine M. Cumming	362,710,053	402,371	137,746	18,179,618
William P. Hankowsky	344,016,323	19,004,436	229,411	18,179,618
Howard W. Hanna III	358,297,869	4,787,562	164,739	18,179,618
Leo I. Higdon	356,042,466	7,042,552	165,152	18,179,618
Edward J. Kelly III	357,551,511	5,535,724	162,935	18,179,618
Charles J. Koch	347,400,342	15,632,319	217,509	18,179,618
Robert G. Leary	362,686,597	400,713	162,860	18,179,618
Terrance J. Lillis	362,679,734	408,056	162,380	18,179,618
Shivan S. Subramaniam	335,538,618	27,312,174	399,378	18,179,618
Bruce Van Saun	334,874,481	24,880,298	3,495,391	18,179,618
Wendy A. Watson	358,700,604	4,412,075	137,491	18,179,618
Marita Zuraitis	362,665,038	443,861	141,271	18,179,618

2.	Advisory Vote on Executive Compensation:

For	325,932,106
Against	37,068,613
Abstain	249,451
Broker Non-Votes	18,179,618

3.	Ratification of Deloitte & Touche LLP as Registered Independent Public Accounting Firm for 2020:

For	364,963,800
Against	16,340,621
Abstain	125,367
Broker Non-Votes	0

4.	Amending the Company’s Amended and Restated Certificate of Incorporation to provide stockholders with the right to call special meetings under certain circumstances:

For	362,261,892
Against	877,743
Abstain	110,535
Broker Non-Votes	18,179,618

5.	Amending the Company’s Amended and Restated Certificate of Incorporation to remove non-operative provisions relating to the Company’s former parent:

For	380,669,252
Against	557,531
Abstain	203,005
Broker Non-Votes	0

Item 9.01	Financial Statements and Exhibits.

	Exhibit Number	Description

(d)	Exhibit 3.1	Amended and Restated Certificate of Incorporation of Citizens Financial Group, Inc., as amended and restated on April 23, 2020

	Exhibit 3.2	Amended and Restated Bylaws of Citizens Financial Group, Inc., as amended and restated on April 23, 2020

	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary

Date: April 24, 2020